Exhibit 99.2

BACKSTOP AGREEMENT

This BACKSTOP AGREEMENT (this “Agreement”) is entered into as of February 27, 2017 (the “Effective Date”) by and between ULURU INC., a Nevada corporation (the “Company”), Bradley J. Sacks (“Buyer”) and Velocitas Partners LLC (“Velocitas”).

Background

WHEREAS, the Company, Velocitas and certain investors identified therein (the “Purchasers”) have entered into a Note, Warrant and Preferred Stock Purchase Agreement dated as of the Effective Date (the “Purchase Agreement”) pursuant to which certain parties thereto have agreed to acquire, in accordance with the terms and conditions thereunder, convertible promissory notes, warrants and/or Series B Convertible Preferred Stock of the Company (the “Series B Preferred Stock”);

WHEREAS, pursuant to Section 6.1 of the Purchase Agreement, the Company shall use commercially reasonable efforts to pursue a private placement of Common Stock of the Company (inclusive of any shares of capital stock or security into which the Common Stock of the Company is converted after the date hereof, the “Common Stock”) with the intent of closing such sale of Common Stock within 180 days of the consummation of the sale of the shares of Series B Preferred Stock to the Purchasers on terms authorized by the Company’s Board of Directors pursuant to and in accordance with Section 6.1 of the Purchase Agreement (the “Secondary Placement”);

WHEREAS, the execution and delivery of this Agreement by the Company and Buyer is a closing condition under the Purchase Agreement and is a material inducement to Velocitas and the Purchasers entering into the Purchase Agreement;

WHEREAS, Buyer is a stockholder of the Company and desires to enter into this Agreement in order to support the Company and the value of Buyer’s prior investments and induce Velocitas and the Purchasers to consummate the loans and investments contemplated by the Purchase Agreement; and

NOW, THEREFORE, in consideration of the mutual covenants herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the undersigned hereby agree as follows:

Agreement

1.           Certain Defined Terms. For purposes of this Agreement, in addition to the capitalized terms in the Preamble and the Recitals, which are incorporated herein, the following capitalized terms have the following meanings:

a.           “Business Day” means any day other than a Saturday, a Sunday or a day on which the New York Stock Exchange is not open for regular trading.

b.           “Dollars” or “$” means United States Dollars.

c.           “Gap Amount” means the amount, if any, by which $ 2 million exceeds the sum of (i) the gross proceeds received by the Company in respect of Series B Preferred Stock upon closing under the Purchase Agreement, less $ 2 million, and (ii) the gross proceeds received by the Company from third parties in respect of the Secondary Placement (described as the Private Placement in Section 6.1 of the Purchase Agreement) or any other private placement of capital stock of the Company that occurs prior to the Trigger Date. For clarity, if the Gap Amount is a negative number, it shall be zero.

d.           “Gap Shares” means a number of shares of Common Stock equal to the quotient, rounded down to the nearest whole share, of (i) the Gap Amount, divided by (ii) the Per Share Price. If the Gap Amount is zero, the number of Gap Shares shall be zero.

e.           “Per Share Price” means $.04 per share of Common Stock, as equitably adjusted for any split, consolidation, stock dividend or recapitalization with respect to the Common Stock.

f.            “Purchase Price” means the product of (i) the number of Option Shares (as defined in Section 2), multiplied by (ii) the Per Share Price.

g.           “Trigger Date” means the earlier to occur of (i) the closing of the Secondary Placement if the Secondary Placement closes within 180 days of the Effective Date and involves net proceeds to the Company of at least $ 500,000, and (ii) the day that is 180 days following the consummation of the sale of the Series B Preferred Stock pursuant to the Purchase Agreement if the Secondary Placement does not close prior to such date or involves net proceeds to the Company of less than $500,000.

2.           Put Option.

a.           Put Option. By means of a Put Option Notice (as defined below) delivered during the period beginning on the Trigger Date and continuing until the 10th day following the Trigger Date (if such day is a business day and, if not, the next Business Day thereafter) (the “Option Period”), the Company shall have the option to require Buyer to purchase, and the Buyer hereby agrees to purchase from the Company, a number of shares of Common Stock (the “Option Shares”), as determined by the Company, in an amount equal to or less than the number of Gap Shares at a per-share purchase price equal to the Per Share Price and otherwise on the terms and conditions described in this Agreement (the “Put Option”). The Company may exercise the Put Option at any time by delivering written notice of its exercise to Buyer at the address for notice set forth below Buyer’s name on the signature page hereto (an “Option Notice”) setting forth the number of Option Shares with respect to which the Put Option is being exercised, a calculation of the Purchase Price, wiring instructions for the payment of the Purchase Price and a closing date for the exercise of the Put Option (the “Closing”), which closing date shall be no fewer than 10 business days, and no more than 20 business days, follow the delivery of the Option Notice. The obligation of Buyer to purchase the Option Shares from the Company pursuant to the Put Option shall be subject to the following conditions precedent, any of which may be waived by Buyer in its sole discretion: (i) Option Notice shall have been delivered within the Option Period, (ii) the representations and warranties in this Agreement of the Company shall be true and correct in all material respects as of the Closing; and (iii) the

2

Company shall have complied in all material respects with all of the covenants required to be performed by the Company pursuant to this Agreement and pursuant to Section 6.1 of the Purchase Agreement on or prior to Closing. If not previously exercised, the right of the Company to exercise the Put Option will expire on the earliest of (i) expiration of the Option Period, (ii) the date on which the Company consummates the sale of securities which would result in a Gap Amount equal to zero, and (iii) the date that is 190 days following the Second Closing.

b.           Closing. Subject to the satisfaction or waiver of applicable conditions precedent, the Closing shall be deemed to have taken place at the offices of the Company (but shall take place by the wiring of the Purchase Price and the exchange via email or express courier of required documentation). The Closing shall occur on a date determined by the Company, which shall be no fewer than 10 business days, and no more than 20 business days, follow the delivery of the Option Notice. At the Closing, Buyer shall pay the Purchase Price by wire transfer of immediately available funds, and the Company shall issue an irrevocable order to its transfer agent with respect to the issuance of the Options Shares (with a .pdf copy to be delivered by email to Buyer), with the Option Shares to be delivered to Buyer within five (5) Business Days of Closing.

3.           Company Representations. In connection with the transactions contemplated hereby, the Company represents and warrants to Buyer as of the date hereof that:

a.           The Company is a corporation duly organized and validly existing under the laws of the State of Nevada. The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.

b.           This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws affecting enforcement of creditors’ rights or by general equitable principles.

c.           The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions herein contemplated will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) violate any provision of the articles of incorporation or by-laws, or other organizational documents, as applicable, of the Company or (iii) violate any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties; in the case of each such clause, after giving effect to any consents, approvals, authorizations, orders, registrations, qualifications, waivers and amendments as will have been obtained or made as of the Closing, except, in the case of clauses (i) and (iii), as would not reasonably be expected to have a material adverse effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the execution, delivery and

3

performance by the Company of its obligations under this Agreement, including the consummation by the Company of the transactions contemplated by this Agreement, except where the failure to obtain or make any such consent, approval, authorization, order, registration or qualification would not reasonably be expected to have a Material Adverse Effect or will have been obtained as of the Trigger Date.

d.           The Option Shares, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under applicable state and federal securities laws and liens or encumbrances created by or imposed by Buyer.

4.           Representations of Buyer. In connection with the transactions contemplated hereby, Buyer represents and warrants to the Company as of the date hereof and covenants and agrees that:

a.           If Buyer is not an individual, Buyer is duly organized and existing under the laws of its jurisdiction of organization.

b.           All consents, approvals, authorizations and orders necessary for the execution and delivery by Buyer of this Agreement and for the purchase of the Option Shares to be purchased by Buyer hereunder, have been obtained; and Buyer has authority to enter into this Agreement, and as of the Closing will have, full right, power and authority to deliver the Purchase Price to the Company at the Closing, except for such consents, approvals, authorizations and orders as would not impair in any material respect the consummation of Buyer’s obligations hereunder.

c.           This Agreement has been duly authorized, executed and delivered by Buyer and constitutes a valid and binding agreement of Buyer, enforceable in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws affecting enforcement of creditors’ rights or by general equitable principles.

d.           The purchase of the Option Shares to be purchased by Buyer hereunder and the compliance by Buyer with all of the provisions of this Agreement and the consummation of the transactions contemplated herein (i) does not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Buyer is a party or by which Buyer is bound or to which any of the property or assets of Buyer is subject as of the date hereof and as of the Closing, (ii) nor will such action result in any violation of the provisions of (A) any organizational or similar documents pursuant to which Buyer was formed (to the extent Buyer is not an individual) or (B) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over Buyer or the property of Buyer; except in the case of clause (i) or clause (ii)(B), for such conflicts, breaches, violations or defaults as would not impair in any material respect the consummation of Buyer’s obligations hereunder.

4

e.           Buyer has completed an investor questionnaire in the form provided by the Company and is an “accredited investor” as such term is defined under Regulation D promulgated under the Securities Act of 1933, as amended. Buyer has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the purchase of the Option Shares. Buyer has received, and had an opportunity to review, copies of the most recent Annual Report on Form 10-K for the Company, together with all Quarterly Reports on Form 10-Q that have been filed subsequent to the most recent Annual Report on Form 10-K. Buyer has had the opportunity to review the Purchase Agreement and Exhibits thereto and to ask questions and receive answers concerning the terms and conditions of the transfer of the Option Shares and has had full access to such other information concerning the Option Shares and the Company as it has requested. Buyer has received all information that it believes is necessary or appropriate in connection with the transfer of the Option Shares. Buyer is an informed and sophisticated party and has engaged, to the extent Buyer deems appropriate, expert advisors experienced in the evaluation of transactions of the type contemplated hereby.

f.            Buyer understands and agrees that the following restrictions and limitations are applicable to his/her/its purchases and resales, pledges, hypothecations, or other transfers of the Option Shares:

i.            The Option Shares shall not be sold, pledged, hypothecated, or otherwise transferred unless registered under the Securities Act and applicable state securities laws or an exemption from registration is available;

ii.           Each certificate or other document evidencing or representing the Option Shares shall be stamped or otherwise imprinted with a legend in substantially the following form:

THE SECURITIES OF THE COMPANY EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, AND VARIOUS APPLICABLE STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR ASSIGNED OR A SECURITY INTEREST CREATED THEREIN, UNLESS THE PURCHASER, TRANSFEREE, ASSIGNEE, PLEDGEE OR HOLDER OF SUCH SECURITY INTEREST COMPLIES WITH ALL STATE AND FEDERAL SECURITIES LAWS (I.E., SUCH SECURITIES ARE REGISTERED UNDER SUCH LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE THEREUNDER) AND UNLESS THE SELLER, TRANSFEROR, ASSIGNOR, PLEDGOR OR GRANTOR OF SUCH SECURITY INTEREST PROVIDES AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT THE TRANSACTION CONTEMPLATED WOULD NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS.

5.           Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to

5

have been given when delivered personally, five Business Days after being mailed by certified or registered mail, return receipt requested and postage prepaid, or two Business Days after being sent via a nationally recognized overnight courier, or the date sent via email to the recipient. Such notices, demands and other communications will be sent to the address indicated below:

To Buyer:

At the address listed for Buyer on the signature page hereto.

To The Company:

ULURU Inc.

4452 Beltway Dr.

Addison, TX 75001

Attn: Chief Executive Officers

Email: _________________.

with a copy (which shall not constitute notice) to:

Parr Brown Gee & Loveless, P.C.

101 South 200 East, Suite 700

Salt Lake City, UT 84111

Attention: Bryan T. Allen

Email: ballen@parrbrown.com

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party.

6.           Miscellaneous.

a.           Survival of Representations and Warranties. If the Put Option is exercised during the Option Period, all the covenants and other obligations contained herein shall survive until fully performed and the representations and warranties contained herein shall survive the closing for a period of one (1) year. If the Put Option is not exercised during the Option Period, this Agreement shall terminate and no representation, warranty or covenant shall survive such termination.

b.           Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal, or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality, or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed, and enforced in such jurisdiction as if such invalid, illegal, or unenforceable provision had never been contained herein.

c.           Complete Agreement. This Agreement and any other agreements ancillary thereto and executed and delivered on the date hereof embody the complete agreement and understanding between the parties and supersede and preempt any prior understandings, agreements, or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

6

d.           Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

e.           Assignment; Successors and Assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by any of the parties without the prior written consent of the other parties, except that Buyer may assign (in whole or in part) its obligations under this Agreement to Bradley Sacks, Michael Sacks, Hero Nominees, Centric Capital or any of their respective affiliates by written notice to the Company and Velocitas; provided, that such assignment shall not relieve Buyer of any of its obligations under this Agreement in the event that any such assignee fails to perform such obligations. Subject to the preceding sentence, this Agreement shall bind and inure to the benefit of and be enforceable by Buyer and the Company and their respective successors and permitted assigns. Any purported assignment not permitted under this paragraph shall be null and void.

f.            Third Party Beneficiaries or Other Rights. This Agreement is for the sole benefit of the parties and their successors and permitted assigns and nothing herein express or implied shall give or shall be construed to confer any legal or equitable rights or remedies to any person other than the parties to this Agreement and such successors and permitted assigns.

g.           Governing Law; Jurisdiction. This Agreement, and all claims or causes of action (whether in contract or otherwise) that may be based upon, arise out of, or relate to this Agreement or the negotiation, execution, or performance of this Agreement (including any claim or cause or action based upon, arising out of, or related to any representation or warranty made in or in connection with this Agreement or as an inducement to this Agreement), shall be governed by the internal laws of the State of New York. Any issue, controversy, or claim arising out of or related to this Agreement or any related documents hereto that cannot be resolved by mutual agreement shall be settled or resolved by binding arbitration in New York, New York pursuant to the Federal Arbitration Act and in accordance with the Commercial Arbitration Rules of the American Arbitration Association now or hereafter in effect. The parties to the dispute shall unanimously select the arbitrator. In the event the parties to the dispute are unable to unanimously select an arbitrator within ten (10) business days of a meeting called to appoint an arbitrator, the arbitrator shall be selected in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The arbitrator shall have the right to award individual relief which the arbitrator deems proper under the evidence presented and applicable law and consistent with the parties’ rights to, and limitations on, damages and other relief as expressly set forth in this Agreement. The award and decision of the arbitrator shall be conclusive and binding on all parties, and judgment upon the award may be entered in any court of competent jurisdiction. The expenses of the arbitration, including the arbitrator’s fees and expert witness fees, incurred by the parties to the arbitration, may be awarded to the prevailing party, in the discretion of the arbitrator, or may be apportioned between the parties in any manner deemed appropriate by the arbitrator. Unless and until the arbitrator decides that one party is to pay for all (or a share) of such expenses, both parties shall share equally in the payment of the arbitrator’s fees as and when billed by the arbitrator. The foregoing agreement to arbitrate shall be specifically enforceable under applicable law in any court having jurisdiction thereof. IN AGREEING TO THE METHOD OF DISPUTE RESOLUTION SET FORTH IN THIS ARBITRATION CLAUSE, THE PARTIES SPECIFICALLY ACKNOWLEDGE THAT EACH

7

PREFERS TO RESOLVE DISPUTES BY ARBITRATION RATHER THAN THROUGH THE FORMAL COURT PROCESS. FURTHER, EACH OF THEM UNDERSTANDS THAT BY AGREEING TO ARBITRATION EACH OF THEM IS WAIVING THE RIGHT TO RESOLVE DISPUTES ARISING OR RELATING TO THIS AGREEMENT IN COURT BY A JUDGE OR JURY, THE RIGHT TO A JURY TRIAL, THE RIGHT TO DISCOVERY AVAILABLE UNDER THE APPLICABLE RULES OF CIVIL PROCEDURE, THE RIGHT TO FINDINGS OF FACT BASED ON THE EVIDENCE, AND THE RIGHT TO ENFORCE THE LAW APPLICABLE TO ANY CASE ARISING OR RELATING TO THIS AGREEMENT BY WAY OF APPEAL, EXCEPT AS ALLOWED UNDER THE FEDERAL ARBITRATION ACT. EACH OF THEM ALSO ACKNOWLEDGES THAT EACH HAS HAD AN OPPORTUNITY TO CONSIDER AND STUDY THIS ARBITRATION PROVISION, TO CONSULT WITH COUNSEL, TO SUGGEST MODIFICATION OR CHANGES, AND, IF REQUESTED, HAS RECEIVED AND REVIEWED A COPY OF THE FEDERAL ARBITRATION ACT AND THE COMMERCIAL ARBITRATION RULES OF THE AMERICAN ARBITRATION ASSOCIATION.

h.           Mutuality of Drafting. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of the Agreement.

i.            Remedies. The parties hereto agree and acknowledge that money damages will not be an adequate remedy for any breach of the provisions of this Agreement, that any breach of the provisions of this Agreement shall cause the other parties irreparable harm, and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance or other injunctive relief in order to enforce, or prevent any violations of, the provisions of this Agreement.

j.            Amendment and Waiver. The provisions of this Agreement may be amended, modified, waived or terminated only with the prior written consent of Buyer, the Company and Velocitas. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement, nor shall any waiver constitute a continuing waiver. Moreover, no failure by any party to insist upon strict performance of any of the provisions of this Agreement or to exercise any right or remedy arising out of a breach thereof shall constitute a waiver of any other provisions or any other breaches of this Agreement.

k.           Further Assurances. Each of the Company and Buyer shall execute and deliver such additional documents and instruments and shall take such further action as may be necessary or appropriate to effectuate fully the provisions of this Agreement.

[Signatures appear on following page.]

8

IN WITNESS WHEREOF, the parties hereto have executed this Backstop Agreement as of the date first written above.

Buyer

/s/ Bradley J. Sacks
Bradley J. Sacks

Address:

Centric Capital Ventures LLC
590 Madison Ave, NY, NY 10022

Email:	bradsacks@centriccapital.com

Tax ID #:

Company

ULURU, Inc.

By:	/s/ Terrance K. Wallberg

Its:	Vice President/Chief Financial Officer

IN WITNESS WHEREOF, the parties hereto have executed this Backstop Agreement as of the date first written above.

VELOCITAS PARTNERS LLC

By:	/s/ Vaidehi Ashok Shah
Name: Vaidehi Ashok Shah
Title: Managing Member

ULURU, Inc.

INVESTOR QUESTIONNAIRE

The following information is furnished to ULURU, Inc., a Nevada corporation (the “Company”), in order for it to determine whether the undersigned is qualified to purchase shares of common stock of the Company (the “Option Shares”), as contemplated by the Backstop Agreement of approximately even date herewith between the Company and ________________________ the (“Buyer”), pursuant Sections 3(b) and 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), Regulation D promulgated thereunder (“Regulation D”) and/or exemptions from applicable state securities laws. The undersigned understands that the Company will rely upon the following information for purposes of such determination and that the Option Shares under the Securities Act in reliance upon the exemptions from registration provided by Sections 3(b) and 4(2) of the Securities Act, Regulation D and/or applicable sections of state securities laws.

ALL INFORMATION CONTAINED IN THIS QUESTIONNAIRE WILL BE TREATED CONFIDENTIALLY. The undersigned agrees, however, that the Company may present this Questionnaire to such parties as it may deem appropriate if called upon to establish that the proposed offer and sale of the Option Shares is exempt from registration under the Securities Act or meets the requirements of applicable state securities laws.

SECTION A

BUYER MUST COMPLETE THIS SECTION

(Please Print)

1.	Name:

2.	Primary
Address:
(Street)

(City)	(State)	(Zip Code)

3.	Accredited Investor Status

I hereby represent that the statement or statements initialed below are true and correct in all respects with respect to Buyer identified above. I understand that a false representation may constitute a violation of law, that any person who suffers damage as a result of a false representation may have a claim against me for damage. I authorize the Company or relevant third parties to verify the accuracy of statements contained herein.

I.	FOR INDIVIDUALS (INITIAL IF APPLICABLE):

	1.	I am a director or executive officer of ULURU, Inc.
Initial
Here

Initial Here	2.	I had individual income (exclusive of any income attributable to my spouse) in excess of $200,000 in each of the most recent two years and I reasonably expect to have an individual income in excess of $200,000 for the current year, or I had joint income with my spouse in excess of $300,000 in each of those years and I reasonably expect to have a joint income with my spouse in excess of $300,000 for the current year.

		For purposes of this questionnaire, individual income means adjusted gross income, as reported for federal income tax purposes, less any income attributable to my spouse or to property owned by my spouse, (A) increased by my share and not my spouse’s share of (i) the amount of any tax exempt interest income received, (ii) any deduction claimed for depletion, (iii) amounts contributed to an IRA or Keogh retirement plan, (iv) alimony paid, and (v) the excluded portion of any long-term capital gains, and (B) plus or minus any non-cash loss or gain, respectively, reported for federal income tax purposes.

Initial Here	3.	I have an individual net worth, or my spouse and I have a combined individual net worth, in excess of $1,000,000. For purposes of this Questionnaire, “individual net worth” means the excess of total assets, excluding the value my principal residence, at fair market value less total liabilities, excluding any indebtedness secured my person's principal residence other than (i) the amount of such indebtedness in excess of the value of the principal residence, and (ii) any portion of such indebtedness incurred during the 60-days prior to the date hereof for any purpose other than to purchase the principal residence.

Initial Here	4.	I am qualified as an “accredited investor” pursuant to Rule 501(a) of Regulation D of the Securities Act for the following reason:

Q-2

II.	FOR CORPORATIONS, LIMITED LIABILITY COMPANIES AND PARTNERSHIPS ONLY (INITIAL IF APPLICABLE):

Initial Here	1.	The undersigned hereby certifies that the partnership, limited liability company, or corporation that he/she represents possesses total assets in excess of $5,000,000 and was not formed for the specific purpose of acquiring the securities offered by the Company.

Initial Here	2.	The undersigned hereby certifies personally, and on behalf of the partnership, limited liability company, or corporation which he/she represents, that all of the beneficial owners of equity qualify individually as accredited investors under Part I above.

III.	FOR TRUSTS ONLY (INITIAL IF APPLICABLE):

Initial Here	1.	The undersigned hereby certifies that the trust that he/she represents possesses total assets in excess of $5,000,000 and was not formed for the specific purpose of acquiring the securities offered by the Company and that the purchase of the Option Shares is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of the Securities Act.

Initial Here	2.	The undersigned hereby certifies personally, and on behalf of the trust that he/she represents, that such trust is a revocable trust that may be amended or revoked at any time by the grantors, and all the grantors are accredited individual investors as defined in Part I above.

IV.	FOR TRUSTEES AND AGENTS (READ AND INITIAL BOTH STATEMENTS):

Initial Here	1.	The undersigned hereby acknowledges that he/she is acting as an agent or trustee for the following person or entity:

Initial Here	2.	The undersigned hereby agrees to provide to the Company, upon the Company’s request, the following documents:
(a)	a copy of the trust agreement, power of attorney or other instrument granting the power and authority to execute and deliver the Agreement, or

(b)	an opinion of counsel verifying the undersigned’s power and authority to execute and deliver the Agreement.

V.	FOR RETIREMENT OR EMPLOYEE BENEFIT PLANS (INITIAL IF APPLICABLE):

Initial Here	1.	The undersigned hereby certifies that the plan that he/she represents was established and is currently maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees and that plan has total assets in excess of $5,000,000.

Q-3

Initial Here	2.	The undersigned hereby certifies that the plan that he/she represents is an employee benefit plan within the meaning of the Employment Retirement Income Security Act of 1974 (“ERISA”) and that either

Initial Here	(a)	the decision to invest in the Option Shares was made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or

Initial Here	(b)	the employee benefit plan has total assets in excess of $5,000,000, or

Initial Here	(c)	the plan is a self-directed plan, the decision to invest in the Option Shares was made solely by a person that is an Accredited Investor, and each of the following statements is true with respect to that plan:

(i)	the plan provides for segregated accounts for each plan participant,

(ii)	the document governing the plan provides each participant with the power to direct each particular investment to the extent of the participant’s voluntary contributions plus any portion of employer contributions that have vested to the participant’s benefit, and

(iii)	the decision to invest in the Option Shares was made pursuant to the plan participant’s power to direct the investment of his or her account in the plan trust.

VI.	NOT AN ACCREDITED INVESTOR

Initial Here	1.	I did not initial any of the sections above and, as a result, am not an “accredited investor” under Rule 501 under the Securities Act.

Q-4

SECTION B

TO BE COMPLETED BY BUYER

I.	EITHER: (Please initial the appropriate alternative.)

1. I have such knowledge and experience in financial and business matters that I am capable of evaluating the merits and risks of an investment in the Option Shares and do not desire to utilize a Purchaser Representative in connection with evaluating such merits and risks. I understand, however, that the Company may request that I use a Purchaser Representative.

2. *I intend to use the services of the following named person as Purchaser Representative in connection with evaluating the merits and risks of an investment in the Option Shares and hereby appoint such person to act as my Purchaser Representative in connection with my proposed purchase of the Option Shares:

List name of Purchaser Representative and phone number(s):

Name:

Office Phone:

(NOTE: REPRESENTATIVES OF THE COMPANY MAY NOT SERVE AS PURCHASER REPRESENTATIVES.)

*If this alternative is initialed, a completed and signed Purchaser Representative Questionnaire (which may be obtained from the Company) must accompany this Investor Questionnaire.

I represent that

(a)	The information contained in this Questionnaire is complete and accurate and may be relied upon; and

(b)	I will notify the Company immediately of any material adverse change in any of such information occurring prior to the acceptance of my subscription.

IN WITNESS WHEREOF, the undersigned has initialed the foregoing statements and executed this Questionnaire this ____ day of _______________, 2017.

Individuals:	Entities:

Q-5

__ Signature	___
Name of Entity

________Print or Type Name
________Signature of Authorized Person

_______ Additional Investor Signature (i.e., joint tenant)
_______ Name and Title of Authorized Person

________ Print or Type Name of Additional Investor

Q-6